VARIABLE ANNUITY OTC 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 69.1%

Logitech International SA*†

2,717

$

69,121

Infosys Technologies Ltd. —

INFORMATION TECHNOLOGY 43.6%

SP ADR†

1,720

61,524

Cadence Design Systems,

Apple, Inc.*

18,840

$

2,703,540

Inc.*†

4,479

47,836

Microsoft Corp.

49,220

1,396,864

Tellabs, Inc.*

3,540

19,293

Qualcomm, Inc.

29,880

1,225,080

Total Information Technology

________

14,523,792

Google, Inc. — Class A*†

2,207

972,117

Research In Motion Ltd.*†

8,635

969,106

Cisco Systems, Inc.*

32,730

788,466

HEALTH CARE 10.5%

Intel Corp.

31,150

659,757

Gilead Sciences, Inc.*†

14,050

723,996

Oracle Corp.*

32,909

643,700

Teva Pharmaceutical

eBay, Inc.*

15,220

454,165

Industries Ltd. — SP

Adobe Systems, Inc.*

8,300

295,397

ADR†

9,537

440,514

Yahoo!, Inc.*†

9,882

285,886

Genzyme Corp.*

5,161

384,701

Dell, Inc.*

12,672

252,426

Celgene Corp.*†

6,153

377,117

Electronic Arts, Inc.*†

4,910

245,107

Amgen, Inc.*†

7,792

325,550

Symantec Corp.*†

13,600

226,032

Biogen Idec, Inc.*†

4,966

306,353

Applied Materials, Inc.

10,760

209,928

Express Scripts, Inc.*

3,474

223,448

Paychex, Inc.†

5,300

181,578

Intuitive Surgical, Inc.*

594

192,664

Intuit, Inc.*

6,340

171,243

Hologic, Inc.*

2,062

114,647

Nvidia Corp.*

8,377

165,781

DENTSPLY International,

Fiserv, Inc.*†

3,157

151,820

Inc.

2,230

86,078

Linear Technology Corp.†

4,540

139,333

Henry Schein, Inc.*†

1,367

78,466

Xilinx, Inc.†

5,840

138,700

Patterson Cos., Inc.*†

1,910

69,333

Juniper Networks, Inc.*†

5,292

132,300

Cephalon, Inc.*†

1,008

64,915

Flextronics International

Amylin Pharmaceuticals,

Ltd.*†

13,908

130,596

Inc.*†

2,000

58,420

Broadcom Corp. — Class A*

6,570

126,604

Vertex Pharmaceuticals,

Cognizant Technology

Inc.*†

2,250

53,753

Solutions Corp. — Class

Total Health Care

________

3,499,955

A*

4,320

124,546

KLA-Tencor Corp.

3,350

124,285

CONSUMER DISCRETIONARY 8.7%

Altera Corp.†

6,640

122,375

Comcast Corp. — Class A†

22,100

427,414

Autodesk, Inc.*†

3,697

116,382

Amazon.com, Inc.*†

4,246

302,740

BEA Systems, Inc.*

5,900

112,985

Starbucks Corp.*

15,490

271,075

NetApp, Inc.*†

5,521

110,696

Sears Holdings Corp.*†

2,130

217,452

Activision, Inc.*†

4,030

110,059

Wynn Resorts Ltd.†

1,890

190,210

VeriSign, Inc.*

3,090

102,712

Garmin Ltd.†

3,090

166,891

Citrix Systems, Inc.*

3,380

99,135

Staples, Inc.†

7,240

160,076

Marvell Technology Group

Bed Bath & Beyond, Inc.*†

5,410

159,595

Ltd.*

8,689

94,536

Liberty Media Corp -

Baidu.com - SP ADR*†

380

91,059

Interactive*

8,390

135,415

Sun Microsystems, Inc.*†

5,300

82,309

Apollo Group, Inc. — Class

Microchip Technology, Inc.†

2,410

78,879

A*†

2,604

112,493

Lam Research Corp.*

1,978

75,599

DISH Network Corp. —

Check Point Software

Class A*†

3,335

95,815

Technologies Ltd.*†

3,320

74,368

Expedia, Inc.*

4,315

94,455

SanDisk Corp.*†

3,160

71,321

Liberty Global, Inc. — Class

Akamai Technologies, Inc.*†

2,459

69,246

A*†

2,760

94,061

IAC/ InterActiveCorp*†

4,430

91,967

1

VARIABLE ANNUITY OTC 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

Discovery Holding Co. —

Steel Dynamics, Inc.

2,980

$

98,459

Class A*†

3,669

$

77,856

Total Materials

________

212,391

Virgin Media, Inc.†

5,492

77,272

Sirius Satellite Radio, Inc.*†

24,570

70,270

Total Common Stocks

Focus Media Holding — SP

(Cost $16,769,893)

________

22,997,567

ADR*†

1,670

58,700

Lamar Advertising Co. —

Face

Class A*†

1,150

41,319

Amount

Petsmart, Inc.†

1,965

40,165

Total Consumer Discretionary

________

2,885,241

REPURCHASE AGREEMENTS

18.3%

INDUSTRIALS 3.6%

Collateralized by U.S. Treasury

Paccar, Inc.†

6,310

283,950

Obligations

Expeditors International

Lehman Brothers Holdings, Inc.

Washington, Inc.†

3,220

145,479

issued 03/31/08 at 1.15% due

CH Robinson Worldwide,

04/01/08 ††

$

3,300,408

3,300,408

Inc.†

2,605

141,712

UBS, Inc. issued 03/31/08 at

1.29% due 04/01/08

989,445

989,445

Foster Wheeler Ltd.*

2,310

130,792

Morgan Stanley issued

Joy Global, Inc.

1,632

106,341

03/31/08

Fastenal Co.†

2,190

100,587

at 1.35% due 04/01/08

904,679

904,679

Cintas Corp.†

2,830

80,768

Mizuho Financial Group, Inc.

Stericycle, Inc.*†

1,410

72,615

issued 03/31/08 at 1.30% due

Ryanair Holdings PLC — SP

04/01/08

904,679

________

904,679

ADR*†

1,788

50,565

Monster Worldwide, Inc.*†

1,970

47,694

UAL Corp.†

1,706

36,730

Total Repurchase Agreements

Total Industrials

________

1,197,233

(Cost $6,099,211)

________

6,099,211

CONSUMER STAPLES 1.1%

SECURITIES LENDING COLLATERAL 20.8%

Costco Wholesale Corp.†

3,520

228,694

Investment in Securities Lending Short

Whole Foods Market, Inc.†

2,100

69,237

Term

Hansen Natural Corp.*†

1,416

49,985

Investment Portfolio Held by

Total Consumer Staples

________

347,916

U.S. Bank

6,943,712

________

6,943,712

TELECOMMUNICATION SERVICES 1.0%

Total Securities Lending Collateral

Millicom International

(Cost $6,943,712)

________

6,943,712

Cellular SA*†

1,610

152,225

NII Holdings, Inc. — Class

Total Investments 108.2%

B*†

2,540

80,721

(Cost $29,812,816)

$

________

36,040,490

Level 3 Communications,

Liabilities in Excess of Other

Inc.*†

23,146

49,070

Assets – (8.2)%

$

(2,739,129)

________

Leap Wireless International,

Net Assets – 100.0%

$

33,301,361

Inc. — Class B*

1,052

49,023

Total Telecommunication Services

________

331,039

MATERIALS 0.6%

Sigma-Aldrich Corp.†

1,910

113,932

2

VARIABLE ANNUITY OTC 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Unrealized

Contracts

Gain

Futures Contracts Purchased

June 2008 Nasdaq 100 Index

Mini Futures Contracts

(Aggregate Market Value of

Contracts $17,071,770)

478 $

________

278,336

Units

Equity Index Swap Agreements

June 2008 Nasdaq 100 Index

Swap, Terminating 6/13/08**

(Notional Market Value

$24,348,249)

13,664 $

372,704

June 2008 Nasdaq 100 Index

Swap, Terminating 06/30/08**

(Notional Market Value

$2,348,136)

1,318

________

26,347

(Total Notional Market Value $26,696,385)

________

399,051

*

Non-Income Producing Security.

**

Price Return based on Nasdaq 100 Index +/- financing at a

variable rate.

†

All or a portion of this security is on loan at March 31,

2008.

††

All or a portion of this security is pledged as equity index collateral at March 31, 2008.

ADR – American Depository Receipt.

3